EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File numbers 333-264768 and 333-256216) and Form S-8 (File number 333-256279) of Red Cat Holdings, Inc. (the “Company”) of our report dated July 27, 2023, relating to the financial statements of the Company, which appear in this Form 10-K.

BF Borgers CPA PC

/s/ Ben Borgers__________

Certified Public Accountants

Lakewood, CO

July 27, 2023